UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2004

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 202, 103 Foulk Road, Wilmington, Delaware 19803

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(302) 656-1950

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2004, the Board of Directors of Shiloh Industries, Inc. (the “Company”) adopted the recommendation of the Compensation Committee of the Board of Directors to increase the quarterly retainer paid to non-employee members of the Board of Directors from $6,000 per quarter to $8,000 per quarter for fiscal year 2005. The compensation for attendance at meetings of the Board of Directors and committees thereof and premiums for attendance at committee meetings by the respective committee chairman will continue to be paid in accordance with the current schedule of $1,500, $1,000 and $500 per meeting, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2004

SHILOH INDUSTRIES, INC.

By	Stephen E. Graham
Name:	Stephen E. Graham
Title:	Chief Financial Officer